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                                                                  Exhibit 10(b)

                                  ASSIGNMENT OF

                             LEASING AGENT AGREEMENT


This Assignment Agreement (the "Agreement") is entered into as of the 1st day of January 1992, by and among the IEA Income Fund XI, L.P., a California limited partnership (hereinafter the "Partnership"), Intermodal Equipment Associates, a California corporation and the general partner of the Partnership (hereinafter "IEA"), Cronos Containers N.V., a Netherlands Antilles corporation (hereinafter "Cronos N.V."), and Cronos Containers Limited, an English corporation (hereinafter "Cronos U.K.").

                                    RECITALS

A. IEA is the sole or managing general partner of the Partnership, as well as of 11 previously organized California limited partnerships, and the manager of two private management programs (collectively the "Other Programs").

B. Cronos N.V., pursuant to that certain Leasing Agent Agreement dated as of the 1st January 1991 entered by and between the Partnership, IEA and Cronos N.V. as Leasing Agent (the "Leasing Agent Agreement"), contracted with IEA and the Partnership to provide leasing and management services for all of the containers owned by the Partnership.

C. IEA, Cronos N.V., and Cronos U.K. are all subsidiaries of C G Holding S.A., a Luxembourg corporation.

D. Due to the shift of management personnel to Cronos U.K., Cronos U.K. has taken over all responsibility for container management and leasing for the Cronos group, and Cronos N.V. has assigned and transferred to Cronos U.K. all of its rights, responsibilities and duties concerning the leasing and management of containers.

E. As a result of the assignment of rights, responsibilities and duties by Cronos N.V. to Cronos U.K., the parties desire to enter into this Agreement, whereby Cronos U.K. will take over from Cronos N.V. all of the rights, obligations, duties and responsibilities of Leasing Agent under the Leasing Agent Agreement, as if Cronos U.K. had executed the Leasing Agent Agreement in place of Cronos N.V.

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                                    AGREEMENT


NOW, THEREFORE, in consideration of the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


1.   Assignment of Leasing Agent Duties

     Cronos N.V. hereby assigns and transfers to Cronos U.K. all of its rights, responsibilities, duties and obligations as Leasing Agent under the Leasing Agent Agreement. The Partnership hereby retains Cronos U.K. as Leasing Agent under the Leasing Agent Agreement to assist the Partnership in the leasing and management of the Containers acquired by the Partnership, pursuant to the terms and conditions of the Leasing Agent Agreement, and Cronos U.K. hereby agrees to provide such leasing and management services and hereby accepts the terms, conditions, covenants and agreements contained in the Leasing Agent Agreement and agrees to be bound by them.

2.   Leasing Agent Duties

     Subject to the direction and supervision of IEA, Cronos U.K. agrees to act as Leasing Agent and to provide all of the services to the Partnership, including the taking of all actions and the hiring of all personnel necessary or appropriate to perform such services, that the Leasing Agent agreed to perform or provide in the Leasing Agent Agreement, and to be subject to all of the duties and obligations of the Leasing Agent under the Leasing Agent Agreement. Such services include, but are not limited to, lease initiation, lease management, purchase of containers, and equipment sales and remarketing.

3.   Personnel

     Cronos U.K. shall be responsible for employing all personnel necessary for it to render and fulfill the services and carry out the duties required of it pursuant to the Leasing Agent Agreement, including all required commercial, administrative, technical, legal or accounting personnel; provided, however, that nothing shall prohibit IEA from hiring its own personnel, or from contracting with other third parties, for the provision of any or all of such services.

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4.   Utilization

     Cronos U.K. agrees to use the Containers in accordance with the standards accepted in the marine container leasing industry and the Partnership Agreement and the Leasing Agent Agreement. Cronos U.K. hereby confirms that IEA has retained the right, on behalf of itself and the Partnership, to have the Containers inspected at any time, so long as such inspection does not interfere with normal utilization of the Containers. Cronos U.K., as Leasing Agent, agrees not to grant a lien, security interest, pledge or hypothecation of any kind on or concerning the Containers to any Person.

5.   Authority of Cronos U.K.

     IEA and the Partnership acknowledge that Cronos U.K. will act in the capacity as Leasing Agent similar to that under the Leasing Agent Agreement for the Other Programs. IEA and the Partnership recognize that Cronos U.K.'s services for, and its obligations and rights with respect to the Other Programs and other owners of containers are several, not joint. Cronos U.K.'s activities taken on behalf of the several owners of the containers will be taken as agent for such owners, severally and individually. The parties hereto expressly recognize and acknowledge that neither this Agreement nor the Leasing Agent Agreement is intended to create a partnership, join venture, or other entity among IEA, the Partnership, Cronos U.K. or the other owners of containers managed by Cronos U.K.

6.   Term and Expiration Date

     This Agreement shall have the same original term as the Leasing Agent Agreement, and shall expire on the expiration date set forth in the Leasing Agent Agreement.

7.   Compensation to Cronos U.K.

     The Partnership hereby agrees to pay all compensation and fees to Cronos U.K. that it agreed to pay to the Leasing Agent under the Leasing Agent Agreement. As and from the 1st day of January 1992, the Partnership shall owe no further compensation to Cronos N.V., and shall pay all compensation owing under said Agreement to Cronos U.K. from and after such date.

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8.   Miscellaneous

     A. Notices. All notices, demands or requests given pursuant to the Leasing Agent Agreement to the Leasing Agent shall be sent in writing, first class mail, postage prepaid, or by courier, telecopy or fax, to the following address:

                        CRONOS CONTAINERS LIMITED
                        Winkfield Lane
                        Winkfield, Windsor
                        Berkshire SL4 4RU
                        England

          Notice shall be deemed effective upon personal delivery, upon confirmation of receipt of the applicable telecopy followed by confirmation by telephone call, or seven (7) business days after the date on which the same is deposited in the mail.

     B. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of California.

     C. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that assignment by Cronos U.K. of its obligations under the Leasing Agent Agreement is restricted by the provisions of paragraph 14 of the Leasing Agent Agreement.

     D. Severability. If any term or provision of this Agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

     E. Entire Agreement; Modification. This Agreement represents the entire agreement between the parties concerning the assignment of the Leasing Agent Agreement, and may not be amended, modified, or revised except upon a written document signed by each of the parties hereto.

     F. Capitalized Terms. Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to such terms in the Leasing Agent Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly authorized and executed by the undersigned effective as of the 1st day of January 1992.


IEA INCOME FUND XI, L.P.,
a California limited partnership

By:  INTERMODAL EQUIPMENT ASSOCIATES,
     as General Partner



     By:  /s/  Paul E. Jeremiassen
          ----------------------------------------
          Paul E. Jeremiassen, President



INTERMODAL EQUIPMENT ASSOCIATES,
a California corporation



By:  /s/  Paul E. Jeremiassen
     ----------------------------------------
     Paul E. Jeremiassen, President



CRONOS CONTAINERS N.V.,
a Netherlands Antilles corporation



By:  /s/  Larry P. Sargent
     ----------------------------------------
     Larry P. Sargent, Director


CRONOS CONTAINERS LIMITED,
an English corporation


By:  /s/  Nigel J. Stribley
     ----------------------------------------
     Nigel J. Stribley, Director

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